EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 844-7637
Salt Lake City, Utah	October 19, 2015
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

SALT LAKE CITY, October 19, 2015 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $84.2 million, or $0.41 per diluted common share, compared to a net loss applicable to common shareholders of $(1.1) million, or $(0.01) per diluted common share, for the second quarter of 2015. The Company’s second quarter results included a $137 million loss, or $0.42 per diluted share, from the sale of remaining collateralized debt obligation (“CDO”) securities. Excluding this loss, net earnings applicable to common shareholders was $83.4 million, or $0.41 per diluted common share, for the second quarter of 2015.

Third Quarter 2015 Highlights

•
Total noninterest expense was $396 million during the third quarter and $1,198 million year-to-date, compared to $404 million and $802 million reported last quarter. As previously committed, the Company is on track to achieve 50% of its target gross $120 million expense reduction by the end of 2015 and to hold adjusted noninterest expense below $1.6 billion in 2015.

•
The efficiency ratio improved to 69.5% during the third quarter, compared to 71.4% during the second quarter, reflecting the Company’s commitment to have this ratio be at or less than 70% for the second half of 2015.

•
Overall credit quality remained in line with expectations, with moderate deterioration in energy loans and continued strength in other loans. When compared to the prior quarter’s level, classified loans increased 2%, nonperforming assets declined 4%, net charge-offs excluding energy loans were stable, and the allowance for credit losses remained relatively unchanged.

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ZIONS BANCORPORATION
Press Release – Page 2
October 19, 2015

•
Energy loan net charge-offs were $17 million during the third quarter; there were no energy loan net charge-offs during the second quarter. The Company increased the allowance for credit losses on its energy portfolio in part due to the substantial decline in energy prices during the third quarter. This contributed to an increased provision for loan losses of $18.3 million during the third quarter, compared to $0.6 million during the second quarter. The overall performance of the energy loan portfolio has been substantially consistent with the Company’s initial communications in late 2014, which concluded that some deterioration was expected from declining energy prices; however, disciplined underwriting and strong reserves will keep the impact relatively modest to net charge-offs and overall profitability.

•
Net interest income increased slightly from the prior quarter while the net interest margin declined to 3.11% from 3.18%, primarily driven by an increased concentration of cash and securities and a decline in the yield of the loan portfolio attributable primarily to the waning benefit from loans purchased from the FDIC in 2009.

•
Loans held for investment increased $89 million during the third quarter. Excluding the effect of attrition in energy-related loans and the National Real Estate portfolio, loans increased $285 million during the third quarter, compared to a $259 million increase during the second quarter calculated on the same basis.

“We’re continuing to make solid progress in achieving our goals with respect to improved operating efficiency while building a very strong balance sheet and investing in systems and processes that will allow us to provide exceptional service to our customers,” said Harris H. Simmons, chairman and chief executive officer. “We’ve received regulatory approval to consolidate our seven subsidiary banks under a single national bank charter, which we expect to complete on December 31 of this year. We will continue to emphasize our locally-oriented leadership structure and the power of our strong local brands in each market we serve. We are simultaneously streamlining our risk and credit organizations and enhancing local credit decision-making authority. The consolidation of our bank charters will facilitate a simpler and more responsive operating environment and the realization of efficiencies more quickly and in greater measure than is possible under the status quo.”

Mr. Simmons concluded, “While loan growth has been sluggish in the current environment, we are encouraged by the Company’s credit quality metrics, with only modest deterioration in the level of classified loans and net charge-offs that are in line to better than peer average levels. The Company’s funding profile, loss reserves and capital levels also remain very strong relative to peers.”

Loans
Net loans and leases held for investment increased $89 million, or 0.2%, to $40.1 billion at September 30, 2015 from $40.0 billion at June 30, 2015. Excluding energy-related and National Real Estate loans, net loans and leases increased $285 million during the quarter, compared to $259 million during the prior quarter calculated on the same

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ZIONS BANCORPORATION
Press Release – Page 3
October 19, 2015

basis. The adjusted growth rate increased somewhat due to slower runoff rates in the third quarter compared to the prior quarter.

Average loans and leases held for investment of $40.0 billion during the third quarter of 2015 decreased slightly from $40.1 billion during the second quarter. Unfunded lending commitments were $18.0 billion at September 30, 2015, compared to $17.6 billion at June 30, 2015.

Energy-Related Exposure
The following table presents the distribution of energy-related loans by customer market segment:

ENERGY-RELATED EXPOSURE[1]		% of total oil and gas related		% of total oil and gas related				% of total oil and gas related
(In millions)	September 30, 2015		June 30, 2015		$ change	% change	March 31, 2015

Loans and leases
Oil and gas-related:
Upstream – exploration and production	$924	33%	$954	33%	$(30)	(3)%	$1,078	34%
Midstream – marketing and transportation	626	22%	589	20%	37	6%	654	21%
Downstream – refining	124	5%	131	5%	(7)	(5)%	140	4%
Other non-services	55	2%	75	3%	(20)	(27)%	57	2%
Oilfield services	825	29%	879	30%	(54)	(6)%	959	30%
Energy service manufacturing	251	9%	255	9%	(4)	(2)%	269	9%
Total oil and gas related	2,805	100%	2,883	100%	(78)	(3)%	3,157	100%
Alternative energy	214		222		(8)	(4)%	232
Total loans and leases	3,019		3,105		(86)	(3)%	3,389
Unfunded lending commitments	2,364		2,403		(39)	(2)%	2,451
Total credit exposure	$5,383		$5,508		$(125)	(2)%	$5,840

Private equity investments	$17		$18		$(1)	(6)%	$20

Credit quality measures of oil and gas
Classified loan ratio	15.7%	11.3%	9.3%
Nonperforming loan ratio	3.0%	2.3%	2.1%
Net charge-off ratio, annualized	2.4%	—%	0.3%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as energy-related, including a particular segment of energy-related activity, e.g., upstream or downstream.

The decline of $86 million in energy-related loans from the second quarter was consistent with expectations and further attrition in the next several quarters is likely. Energy loan net charge-offs were $17 million in the third quarter, compared to none in the second quarter.

Generally consistent with expectations, the majority of loan downgrades in the third quarter reflected deterioration in the financial condition of oilfield services companies, and to a lesser degree a small number of downgrades in the upstream portfolio. Further downgrades are likely; however, the Company has established a substantial reserve for the portfolio.

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ZIONS BANCORPORATION
Press Release – Page 4
October 19, 2015

Asset Quality
Net charge-offs were $31 million in the third quarter (including energy-related loans), or an annualized 0.31% of average loans, compared to $11 million, or an annualized 0.11% of average loans, in the second quarter. The Company provided $18.3 million for loan losses during the third quarter, compared to $0.6 million during the second quarter, largely due to continued weakness in the energy sector. Other credit quality measures were generally strong outside of the energy portfolio.

Nonperforming assets declined to $372 million at September 30, 2015 from $386 million at June 30, 2015. Classified loans increased slightly to $1.32 billion at September 30, 2015 from $1.29 billion at June 30, 2015. The ratio of nonperforming assets to loans and leases and other real estate owned declined to 0.92% at September 30, 2015, compared to 0.96% at June 30, 2015. The allowance for credit losses declined $11 million to $678 million, which was 1.69% of loans and leases at September 30, 2015, compared to $689 million, or 1.72% of loans and leases at June 30, 2015.

Deposits
Total deposits were $48.9 billion at September 30, 2015, essentially unchanged from the balance at June 30, 2015. Average total deposits increased $794 million to $48.9 billion for the third quarter of 2015, compared to $48.1 billion for the second quarter of 2015. Average noninterest bearing deposits increased $575 million to $21.6 billion for the third quarter, compared to $21.0 billion for the second quarter, and were 44% of average total deposits.

Debt and Shareholders’ Equity
On September 15, 2015, the Company redeemed at maturity approximately $112 million par amount of 6.0% subordinated and convertible subordinated notes. The total effective cost of this debt was approximately 17% during 2015; the higher effective cost was due to the amortization of debt discount. The Company expects to redeem at maturity on November 16, 2015 approximately $124 million par amount of similar 5.5% notes that currently have an effective cost of approximately 14%.

Tangible book value per common share increased to $27.42 at September 30, 2015, compared to $26.95 at June 30, 2015.

The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 12.17% at September 30, 2015, compared to 12.00% at June 30, 2015. The fully phased-in ratio was not substantially different.

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ZIONS BANCORPORATION
Press Release – Page 5
October 19, 2015

As reported separately on October 19, 2015, the Company will deploy up to $180 million of cash through a tender offer to purchase certain outstanding preferred stock and depositary shares.

Net Interest Income
Net interest income increased slightly to $425 million in the third quarter of 2015 from $424 million in the second quarter of 2015. The net interest margin decreased to 3.11% in the third quarter of 2015, compared to 3.18% in the second quarter of 2015. The decrease was due primarily to a greater proportion of cash and securities, which carry a lower yield than loans, and to reduced interest income on loans purchased from the FDIC in 2009.

Noninterest Income
Noninterest income for the third quarter of 2015 was $131 million; excluding gains and losses on securities and fair value and nonhedge derivative income, noninterest income was $129 million, compared to $132 million for the second quarter of 2015.

Noninterest Expense
Noninterest expense for the third quarter of 2015 was $396 million, compared to $404 million for the second quarter of 2015, and $439 million for the third quarter of 2014. Salaries and employee benefits decreased from the prior quarter primarily due to a normal seasonal variance attributed to annual incentive stock awards that are granted in the second quarter, and to a reduced accrual for incentive compensation that is linked to the Company’s stock price. Severance accruals included in salaries and employee benefits increased to $3.5 million in the third quarter, compared to $1.7 million in the second quarter.

The Company made meaningful progress with its corporate restructuring and cost initiatives during the quarter. The Company expects to achieve 50% of its target gross $120 million expense reduction by the end of 2015, to hold adjusted noninterest expense below $1.6 billion in 2015, and to report an efficiency ratio at or less than 70% for the second half of 2015. Details of the efficiency ratio calculation can be found later in this press release.

Income Taxes
The Company’s effective tax rate for the third quarter of 2015 was 28.8%, which is lower than the effective tax rate for the prior year third quarter of 35.6%. The decrease was primarily due to certain tax credits generated during the third quarter of 2015.

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ZIONS BANCORPORATION
Press Release – Page 6
October 19, 2015

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 19, 2015). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 56565783, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Company is a national leader in Small Business Administration lending and received 24 “Excellence” awards by Greenwich Associates for the 2014 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
October 19, 2015

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
BALANCE SHEET
Loans and leases, net of allowance	$39,516,683	$39,414,609	$39,560,101	$39,458,995	$39,129,295
Total assets	58,410,927	58,365,459	57,555,931	57,208,874	55,458,870
Deposits	48,920,147	48,937,124	48,123,360	47,848,075	46,266,562
Total shareholders’ equity	7,638,095	7,530,175	7,454,298	7,369,530	7,322,159

STATEMENT OF INCOME
Net interest income	$425,377	$423,704	$417,346	$430,430	$416,819
Taxable-equivalent net interest income	429,782	428,015	421,581	434,789	420,850
Provision for loan losses	18,262	566	(1,494)	11,587	(54,643)
Total noninterest income	130,813	421	121,822	129,396	116,071
Total noninterest expense	396,149	404,100	397,461	422,666	438,536
Net earnings (loss) applicable to common shareholders	84,238	(1,100)	75,279	66,761	79,127

PER COMMON SHARE
Net earnings (loss) per diluted common share	$0.41	$(0.01)	$0.37	$0.33	$0.40
Dividends	0.06	0.06	0.04	0.04	0.04
Book value per common share [1]	32.47	32.03	31.74	31.35	31.14
Tangible book value per common share [1]	27.42	26.95	26.64	26.23	26.00

SELECTED RATIOS
Return on average assets	0.69%	0.10%	0.66%	0.57%	0.69%
Return on average common equity	5.02%	(0.07)%	4.77%	4.06%	5.10%
Tangible return on average tangible common equity	6.05%	0.03%	5.80%	4.95%	6.19%
Net interest margin	3.11%	3.18%	3.22%	3.25%	3.20%
Efficiency ratio	69.5%	71.4%	72.3%	74.1%	73.0%
Effective tax rate	28.8%	28.3%	35.7%	34.8%	35.6%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.92%	0.96%	0.99%	0.81%	0.84%
Annualized ratio of net loan and lease charge-offs to average loans	0.31%	0.11%	(0.17)%	0.17%	0.11%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.69%	1.72%	1.75%	1.71%	1.74%

Capital Ratios [1]
Tangible common equity ratio	9.76%	9.58%	9.58%	9.48%	9.70%
Basel III: [2]
Common equity tier 1 capital	12.17%	12.00%	11.76%
Tier 1 leverage	11.63%	11.65%	11.75%
Tier 1 risk-based capital	14.43%	14.26%	13.93%
Total risk-based capital	16.48%	16.32%	15.97%
Basel I:
Tier 1 common equity				11.92%	11.86%
Tier 1 leverage				11.82%	11.87%
Tier 1 risk-based capital				14.47%	14.43%
Total risk-based capital				16.27%	16.28%

Weighted average common and common-equivalent shares outstanding	204,154,880	202,887,762	202,944,209	203,277,500	197,271,076
Common shares outstanding [1]	204,278,594	203,740,914	203,192,991	203,014,903	202,898,491

[1]	At period end.

[2]	Basel III capital ratios became effective January 1, 2015 and are based on a 2015 phase-in.

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ZIONS BANCORPORATION
Press Release – Page 8
October 19, 2015

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$602,694	$758,238	$720,858	$841,942	$585,672
Money market investments:
Interest-bearing deposits	6,558,678	7,661,311	6,791,762	7,178,097	7,467,884
Federal funds sold and security resell agreements	1,325,501	1,404,246	1,519,352	1,386,291	355,844
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $553,088, $578,327, $602,355, $677,196, and $642,529)	544,168	570,869	590,950	647,252	609,758
Available-for-sale, at fair value	6,000,011	4,652,415	4,450,502	3,844,248	3,563,408
Trading account, at fair value	73,521	74,519	71,392	70,601	55,419
	6,617,700	5,297,803	5,112,844	4,562,101	4,228,585

Loans held for sale	139,122	152,448	128,946	132,504	109,139

Loans and leases, net of unearned income and fees	40,113,123	40,023,984	40,180,114	40,063,658	39,739,572
Less allowance for loan losses	596,440	609,375	620,013	604,663	610,277
Loans, net of allowance	39,516,683	39,414,609	39,560,101	39,458,995	39,129,295

Other noninterest-bearing investments	851,225	863,443	870,125	865,950	855,743
Premises and equipment, net	873,800	856,577	844,900	829,809	811,127
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	18,546	20,843	23,162	25,520	28,160
Other real estate owned	12,799	13,269	17,256	18,916	27,418
Other assets	880,050	908,543	952,496	894,620	845,874
	$58,410,927	$58,365,459	$57,555,931	$57,208,874	$55,458,870

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$21,572,022	$21,557,584	$20,854,630	$20,529,124	$19,771,631
Interest-bearing:
Savings and money market	24,690,359	24,744,288	24,540,927	24,583,636	23,742,911
Time	2,216,206	2,263,146	2,344,818	2,406,924	2,441,756
Foreign	441,560	372,106	382,985	328,391	310,264
	48,920,147	48,937,124	48,123,360	47,848,075	46,266,562

Federal funds and other short-term borrowings	272,391	227,124	203,597	244,223	191,798
Long-term debt	944,752	1,050,938	1,089,321	1,092,282	1,113,677
Reserve for unfunded lending commitments	81,389	79,961	82,287	81,076	79,377
Other liabilities	554,153	540,137	603,068	573,688	485,297
Total liabilities	50,772,832	50,835,284	50,101,633	49,839,344	48,136,711

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,004,159	1,004,032	1,004,032	1,004,011	1,004,006
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 204,278,594, 203,740,914, 203,192,991, 203,014,903, and 202,898,491 shares	4,756,288	4,738,272	4,728,556	4,723,855	4,717,295
Retained earnings	1,894,623	1,823,043	1,836,619	1,769,705	1,711,785
Accumulated other comprehensive income (loss)	(16,975)	(35,172)	(114,909)	(128,041)	(110,927)
Total shareholders’ equity	7,638,095	7,530,175	7,454,298	7,369,530	7,322,159
	$58,410,927	$58,365,459	$57,555,931	$57,208,874	$55,458,870

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ZIONS BANCORPORATION
Press Release – Page 9
October 19, 2015

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income:
Interest and fees on loans	$419,981	$420,642	$415,755	$431,084	$430,416
Interest on money market investments	6,018	5,785	5,218	5,913	5,483
Interest on securities	30,231	28,809	27,473	24,963	24,377
Total interest income	456,230	455,236	448,446	461,960	460,276
Interest expense:
Interest on deposits	12,542	12,321	12,104	12,548	12,313
Interest on short- and long-term borrowings	18,311	19,211	18,996	18,982	31,144
Total interest expense	30,853	31,532	31,100	31,530	43,457
Net interest income	425,377	423,704	417,346	430,430	416,819
Provision for loan losses	18,262	566	(1,494)	11,587	(54,643)
Net interest income after provision for loan losses	407,115	423,138	418,840	418,843	471,462

Noninterest income:
Service charges and fees on deposit accounts	43,196	41,616	41,194	42,224	43,468
Other service charges, commissions and fees	52,837	51,705	47,486	50,130	51,639
Wealth management income	7,496	8,160	7,615	8,078	7,438
Loan sales and servicing income	7,728	8,382	7,706	7,134	7,592
Capital markets and foreign exchange	6,624	7,275	5,501	6,266	5,400
Dividends and other investment income	8,449	9,343	9,372	16,479	11,324
Fair value and nonhedge derivative income (loss)	(1,555)	1,844	(1,088)	(961)	44
Equity securities gains, net	3,630	4,839	3,353	9,606	440
Fixed income securities losses, net	(53)	(138,436)	(239)	(11,620)	(13,901)
Other	2,461	5,693	922	2,060	2,627
Total noninterest income	130,813	421	121,822	129,396	116,071

Noninterest expense:
Salaries and employee benefits	242,023	251,133	243,519	238,731	245,518
Occupancy, net	29,477	30,095	29,339	29,962	28,495
Furniture, equipment and software	30,416	31,247	29,713	30,858	28,524
Other real estate expense	(40)	(445)	374	(3,467)	875
Credit-related expense	6,914	8,106	5,939	7,518	6,508
Provision for unfunded lending commitments	1,428	(2,326)	1,211	1,699	(16,095)
Professional and legal services	12,699	13,110	11,483	26,257	16,588
Advertising	6,136	6,511	6,975	5,805	6,094
FDIC premiums	8,500	8,609	8,119	8,031	8,204
Amortization of core deposit and other intangibles	2,298	2,318	2,358	2,640	2,665
Debt extinguishment cost	—	2,395	—	—	44,422
Other	56,298	53,347	58,431	74,632	66,738
Total noninterest expense	396,149	404,100	397,461	422,666	438,536
Income before income taxes	141,779	19,459	143,201	125,573	148,997
Income taxes	40,780	5,499	51,176	43,759	53,109
Net income	100,999	13,960	92,025	81,814	95,888
Preferred stock dividends	(16,761)	(15,060)	(16,746)	(15,053)	(16,761)
Net earnings (loss) applicable to common shareholders	$84,238	$(1,100)	$75,279	$66,761	$79,127

Weighted average common shares outstanding during the period:
Basic shares	203,668	202,888	202,603	202,783	196,687
Diluted shares	204,155	202,888	202,944	203,278	197,271
Net earnings (loss) per common share:
Basic	$0.41	$(0.01)	$0.37	$0.33	$0.40
Diluted	0.41	(0.01)	0.37	0.33	0.40

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ZIONS BANCORPORATION
Press Release – Page 10
October 19, 2015

Note: FDIC-supported/PCI loans previously disclosed separately at September 30, 2014 have been reclassified to their respective loan segments and classes due to declining materiality. Subsequent schedules presented herein reflect, as applicable, these reclassifications.
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Commercial:
Commercial and industrial	$13,035	$13,111	$13,264	$13,163	$12,874
Leasing	427	402	407	409	405
Owner occupied	7,141	7,277	7,310	7,351	7,430
Municipal	600	589	555	521	518
Total commercial	21,203	21,379	21,536	21,444	21,227

Commercial real estate:
Construction and land development	2,214	2,062	2,045	1,986	1,895
Term	8,089	8,058	8,088	8,127	8,259
Total commercial real estate	10,303	10,120	10,133	10,113	10,154

Consumer:
Home equity credit line	2,347	2,348	2,315	2,321	2,266
1-4 family residential	5,269	5,194	5,213	5,201	5,156
Construction and other consumer real estate	370	372	373	371	350
Bankcard and other revolving plans	428	409	407	401	389
Other	193	202	203	213	198
Total consumer	8,607	8,525	8,511	8,507	8,359
Total loans	$40,113	$40,024	$40,180	$40,064	$39,740

Nonperforming Assets
(Unaudited)

(Amounts in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Nonaccrual loans	$359,272	$372,830	$382,066	$306,648	$307,230
Other real estate owned	12,799	13,269	17,256	18,916	27,418
Total nonperforming assets	$372,071	$386,099	$399,322	$325,564	$334,648

Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.92%	0.96%	0.99%	0.81%	0.84%

Accruing loans past due 90 days or more	$34,857	$27,204	$31,552	$29,228	$30,755
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.09%	0.07%	0.08%	0.07%	0.08%

Nonaccrual loans and accruing loans past due 90 days or more	$394,129	$400,034	$413,618	$335,876	$337,985
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.98%	1.00%	1.03%	0.84%	0.85%

Accruing loans past due 30-89 days	$118,316	$124,955	$97,242	$86,488	$89,081

Restructured loans included in nonaccrual loans	108,387	118,358	110,364	97,779	109,673
Restructured loans on accrual	178,136	180,146	199,065	245,550	264,994

Classified loans	1,323,068	1,293,022	1,268,981	1,147,106	1,187,407

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 11
October 19, 2015

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Allowance for Loan Losses
Balance at beginning of period	$609,375	$620,013	$604,663	$610,277	$675,907
Add:
Provision for losses	18,262	566	(1,494)	11,587	(54,643)
Adjustment for FDIC-supported/PCI loans	—	38	(38)	(19)	(25)
Deduct:
Gross loan and lease charge-offs	(42,359)	(31,048)	(20,188)	(35,544)	(26,471)
Recoveries	11,162	19,806	37,070	18,362	15,509
Net loan and lease (charge-offs) recoveries	(31,197)	(11,242)	16,882	(17,182)	(10,962)
Balance at end of period	$596,440	$609,375	$620,013	$604,663	$610,277

Ratio of allowance for loan losses to loans and leases, at period end	1.49%	1.52%	1.54%	1.51%	1.54%

Ratio of allowance for loan losses to nonperforming loans, at period end	166.01%	163.45%	162.28%	197.18%	198.64%

Annualized ratio of net loan and lease charge-offs to average loans	0.31%	0.11%	(0.17)%	0.17%	0.11%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$79,961	$82,287	$81,076	$79,377	$95,472
Provision charged (credited) to earnings	1,428	(2,326)	1,211	1,699	(16,095)
Balance at end of period	$81,389	$79,961	$82,287	$81,076	$79,377

Total Allowance for Credit Losses
Allowance for loan losses	$596,440	$609,375	$620,013	$604,663	$610,277
Reserve for unfunded lending commitments	81,389	79,961	82,287	81,076	79,377
Total allowance for credit losses	$677,829	$689,336	$702,300	$685,739	$689,654

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.69%	1.72%	1.75%	1.71%	1.74%

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ZIONS BANCORPORATION
Press Release – Page 12
October 19, 2015

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Commercial:
Commercial and industrial	167	165	163	106	88
Leasing	—	—	—	—	1
Owner occupied	77	89	98	87	98
Municipal	1	1	1	1	8
Total commercial	245	255	262	194	195

Commercial real estate:
Construction and land development	15	20	22	24	25
Term	39	44	38	25	30
Total commercial real estate	54	64	60	49	55

Consumer:
Home equity credit line	10	9	10	12	12
1-4 family residential	48	43	48	50	43
Construction and other consumer real estate	1	1	2	2	2
Bankcard and other revolving plans	1	1	—	—	—
Other	—	—	—	—	—
Total consumer	60	54	60	64	57
Total nonaccrual loans	$359	$373	$382	$307	$307

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Commercial:
Commercial and industrial	$30	$13	$(5)	$18	$9
Leasing	—	—	—	—	—
Owner occupied	3	(3)	—	—	2
Municipal	—	—	—	—	—
Total commercial	33	10	(5)	18	11

Commercial real estate:
Construction and land development	(2)	(1)	(3)	(1)	(2)
Term	(1)	2	(10)	(1)	2
Total commercial real estate	(3)	1	(13)	(2)	—

Consumer:
Home equity credit line	1	—	(1)	—	—
1-4 family residential	—	—	1	1	(1)
Construction and other consumer real estate	(1)	—	—	—	—
Bankcard and other revolving plans	—	1	1	—	1
Other	1	(1)	—	—	—
Total consumer loans	1	—	1	1	—
Total net charge-offs (recoveries)	$31	$11	$(17)	$17	$11

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ZIONS BANCORPORATION
Press Release – Page 13
October 19, 2015

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2015		June 30, 2015		March 31, 2015
(In thousands)	Average balance	Average yield/rate	Average balance	Average yield/rate	Average balance	Average yield/rate
ASSETS
Money market investments	$8,775,823	0.27%	$8,414,602	0.28%	$8,013,355	0.26%
Securities:
Held-to-maturity	553,615	5.07%	583,349	5.06%	632,927	5.12%
Available-for-sale	5,254,986	1.85%	4,585,760	1.99%	4,080,004	2.06%
Trading account	47,235	3.74%	76,706	3.19%	69,910	3.47%
Total securities	5,855,836	2.17%	5,245,815	2.35%	4,782,841	2.49%

Loans held for sale	131,113	3.70%	115,377	3.48%	105,279	3.52%
Loans [1]:
Commercial	21,289,641	4.15%	21,527,723	4.22%	21,576,463	4.20%
Commercial real estate	10,170,539	4.47%	10,089,092	4.47%	10,084,874	4.46%
Consumer	8,565,075	3.90%	8,514,519	3.91%	8,517,670	3.95%
Total loans	40,025,255	4.18%	40,131,334	4.22%	40,179,007	4.21%
Total interest-earning assets	54,788,027	3.34%	53,907,128	3.42%	53,080,482	3.46%
Cash and due from banks	583,936		591,347		743,618
Allowance for loan losses	(602,677)		(621,348)		(609,233)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	19,726		22,135		24,355
Other assets	2,602,639		2,564,121		2,564,199
Total assets	$58,405,780		$57,477,512		$56,817,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$24,676,897	0.16%	$24,514,516	0.16%	$24,214,265	0.16%
Time	2,242,064	0.43%	2,300,593	0.43%	2,372,492	0.43%
Foreign	441,670	0.18%	325,640	0.14%	351,873	0.14%
Total interest-bearing deposits	27,360,631	0.18%	27,140,749	0.18%	26,938,630	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	211,322	0.14%	214,287	0.14%	219,747	0.14%
Long-term debt	1,033,818	7.00%	1,081,785	7.10%	1,091,706	7.03%
Total borrowed funds	1,245,140	5.83%	1,296,072	5.95%	1,311,453	5.87%
Total interest-bearing liabilities	28,605,771	0.43%	28,436,821	0.44%	28,250,083	0.45%
Noninterest-bearing deposits	21,558,557		20,984,073		20,545,395
Other liabilities	581,880		559,722		612,752
Total liabilities	50,746,208		49,980,616		49,408,230
Shareholders’ equity:
Preferred equity	1,004,059		1,004,031		1,004,015
Common equity	6,655,513		6,492,865		6,405,305
Total shareholders’ equity	7,659,572		7,496,896		7,409,320
Total liabilities and shareholders’ equity	$58,405,780		$57,477,512		$56,817,550

Spread on average interest-bearing funds		2.91%		2.98%		3.01%

Net yield on interest-earning assets		3.11%		3.18%		3.22%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 14
October 19, 2015

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In thousands, except per share amounts)		September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)		$7,638,095	$7,530,175	$7,454,298	$7,369,530	$7,322,159
Preferred stock		(1,004,159)	(1,004,032)	(1,004,032)	(1,004,011)	(1,004,006)
Goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles		(18,546)	(20,843)	(23,162)	(25,520)	(28,160)
Tangible common equity (non-GAAP)	(a)	$5,601,261	$5,491,171	$5,412,975	$5,325,870	$5,275,864

Common shares outstanding	(b)	204,279	203,741	203,193	203,015	202,898

Tangible book value per common share (non-GAAP)	(a/b)	$27.42	$26.95	$26.64	$26.23	$26.00

		Three Months Ended
(Dollar amounts in thousands)		September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)		$84,238	$(1,100)	$75,279	$66,761	$79,127

Adjustments, net of tax:
Amortization of core deposit and other intangibles		1,461	1,472	1,496	1,676	1,690
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$85,699	$372	$76,775	$68,437	$80,817

Average common equity (GAAP)		$6,655,513	$6,492,865	$6,405,305	$6,521,187	$6,221,344
Average goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles		(19,726)	(22,135)	(24,355)	(26,848)	(29,535)
Average tangible common equity (non-GAAP)	(b)	$5,621,658	$5,456,601	$5,366,821	$5,480,210	$5,177,680

Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP)	(a/b/c*d)	6.05%	0.03%	5.80%	4.95%	6.19%

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ZIONS BANCORPORATION
Press Release – Page 15
October 19, 2015

		Three Months Ended
(Dollar amounts in thousands)		September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Efficiency Ratio

Noninterest expense (GAAP)	(a)	$396,149	$404,100	$397,461	$422,666	$438,536
Adjustments:
Severance costs		3,464	1,707	2,253	1,747	4,919
Other real estate expense		(40)	(445)	374	(3,467)	875
Provision for unfunded lending commitments		1,428	(2,326)	1,211	1,699	(16,095)
Debt extinguishment cost		—	2,395	—	—	44,422
Amortization of core deposit and other intangibles		2,298	2,318	2,358	2,640	2,665
Restructuring costs		833	650	—	—	—
Total adjustments		7,983	4,299	6,196	2,619	36,786

Add-back of adjustments	(b)	(7,983)	(4,299)	(6,196)	(2,619)	(36,786)
Adjusted noninterest expense (non-GAAP)	(a+b)=(c)	$388,166	$399,801	$391,265	$420,047	$401,750

Taxable-equivalent net interest income (GAAP)	(d)	$429,782	$428,015	$421,581	$434,789	$420,850
Noninterest income (GAAP)	(e)	130,813	421	121,822	129,396	116,071
Adjustments:
Fair value and nonhedge derivative income (loss)		(1,555)	1,844	(1,088)	(961)	44
Equity securities gains, net		3,630	4,839	3,353	9,606	440
Fixed income securities losses, net		(53)	(138,436)	(239)	(11,620)	(13,901)
Total adjustments		2,022	(131,753)	2,026	(2,975)	(13,417)

Add-back of adjustments	(f)	(2,022)	131,753	(2,026)	2,975	13,417
Adjusted taxable-equivalent net interest income and noninterest income (non-GAAP)	(d+e+f)=(g)	$558,573	$560,189	$541,377	$567,160	$550,338

Efficiency ratio	(c/g)	69.5%	71.4%	72.3%	74.1%	73.0%

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company and in predicting future performance. These non-GAAP financial measures are used by management to assess the performance of the Company’s business or its financial position for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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